Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

LASERCARD CORPORATION

Pursuant to the Offer to Purchase

dated December 22, 2010

by

AMERICAN ALLIGATOR ACQUISITION CORP.

a wholly-owned subsidiary of

ASSA ABLOY INC.

a wholly-owned subsidiary of

ASSA ABLOY AB

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) the certificates representing shares of common stock, $0.01 par value per share (the “Shares”), of LaserCard Corporation, a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach the Depositary prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: BNY Mellon Shareowner Services Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	By Facsimile Transmission: For Eligible Institutions Only: 201-680-4626 For Confirmation Only Telephone: 201-680-4860	By Overnight Courier: BNY Mellon Shareowner Services Corporate Action Department 480 Washington Boulevard, 27th Fl Jersey City, New Jersey 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to American Alligator Acquisition Corp. (“Purchaser”), a Delaware corporation and wholly-owned subsidiary of ASSA ABLOY Inc. (“ASSA US”), which is an Oregon corporation and wholly-owned subsidiary of ASSA ABLOY AB, a limited liability corporation organized under the laws of Sweden, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 22, 2010 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the shares of common stock, $0.01 par value per share (the “Shares”) of LaserCard Corporation, a Delaware corporation (“LaserCard”), as set forth below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:
(Please Type or Print)

Share Certificate Number(s) (if available):

Please check this box is Shares will be tendered by book-entry transfer: ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone Number:

Signature(s):

Dated:

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees to deliver to the Depositary the Shares tendered hereby, together with properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Global Select Market (“Nasdaq”) trading days of the date hereof. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Telephone Number:

Dated:

NOTE: DO NOT SEND SHARES WITH THIS FORM; SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ TRADING DAYS AFTER THE DATE OF EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.